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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            NET VALUE HOLDINGS, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                                65-0867684
---------------------------------------     ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                               1085 Mission Street
                         San Francisco, California 94102
                         -------------------------------
                    (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                 Name of each exchange on which
            to be so registered                 each class is to be registered
-----------------------------------------   ------------------------------------
                    Common Stock,                American Stock Exchange, Inc.
              par value $.001 per share

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-38716 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The information required by Item 202 of Regulation S-K is provided in the Registrant's Registration Statement on Form S-1; Registration No. 333-38716, filed with the Securities and Exchange Commission on June 29, 2000 and is incorporated by reference herein.

ITEM 2.  EXHIBITS
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Exhibit No.          Description                                             Method of Filing
3.1                  Amended and Restated Certificate of Incorporation       Incorporated by reference to
                                                                             Registrant's Registration Statement on
                                                                             Form S-1 (Reg. No. 333-88629) filed
                                                                             October 6, 1999.

3.2                  Bylaws                                                  Incorporated by reference to
                                                                             Registrant's Registration Statement on
                                                                             Form S-1 (Reg. No. 333-88629) filed
                                                                             October 6, 1999.

4.1                  Specimen Certificate of New Value Holdings, Inc.'s      Incorporated by reference to
                     Common Stock                                            Registrant's Amendment No. 1 to
                                                                             Registrant's Registration Statement on
                                                                             Form S-1 (Reg. No. 333-88629) filed
                                                                             December 17, 1999.

4.6                  Certificate of Designations, Preferences and Rights     Incorporated by reference to
                     of the Series C Convertible Preferred Stock             Registrant's Current Report on Form 8-K
                                                                             dated March 3, 2000.

4.7                  Form of Net Value Holdings, Inc. Common Stock           Incorporated by reference to
                     Purchase Warrant issued in connection with the Series   Registrant's Current Report on Form 8-K
                     C Convertible Preferred Stock                           dated March 3, 2000.

4.8                  Form of Compensation Warrant to be issued in            Incorporated by reference to
                     connection with the Series C Convertible Preferred      Registrant's Current Report on Form 8-K
                     Stock                                                   dated March 3, 2000.

10.48                Net Value Holdings, Inc. Amended and Restated 2000      Incorporated by reference to
                     Stock Incentive Plan                                    Registrant's Proxy Statement on Form DEF 14A,
                                                                             Exhibit D, filed August 4, 2000.
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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                NET VALUE HOLDINGS, INC.


Date:  September 6, 2000                        By:  /s/ Andrew P. Panzo
                                                     -------------------
                                                         Andrew P. Panzo,
                                                         Chief Executive Officer